5.1                     Legal  opinion  of  Weed  &  Co.  LLP

                                 WEED & CO. LLP
     4695 MACARTHUR COURT, SUITE 1430, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

                                January 10, 2005
Board  of  Directors
B2  Digital,  Inc.
9171  Wilshire  Blvd.,  Ste.  B
Beverly  Hills,  CA  90210

     Re:  Form  S-8  Registration  Statement;  Opinion  of  Counsel

Dear  Members  of  the  Board:

You have requested our opinion with respect to certain matters in connection with B2Digital, Inc.'s (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 64,000,000 shares of the Company's common stock, $.001 par value (the "Shares"), pursuant to the 2005 Non-Qualified Stock Compensation Plan (the "Stock Plan") and the Fee Agreement for Professional Services with Richard O. Weed (the "Fee Agreement").

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Stock Plan, the Fee Agreement and the Registration Statement and related prospectus, will be legally issued, fully paid and non-assessable.

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.


                                Very truly yours,


                               /s/  Weed  &  Co.  LLP
                                Weed  &  Co.  LLP




                                        7